                                              Exhibit 10.35

매도청구권(Call Option-콜옵션) 계약서

Right to Sell (Call Option) Agreement

다음 당사자들은 2020년 9월 28일 다음과 같이 매도청구권(Call Option-콜옵션) 계약(이하 “본 계약”)을 체결한다.

This “right to sell(Call Option) agreement” (hereinafter “this agreement”) is executed on September 28, 2020 between the following parties.

1. 발행회사 Issuer

주식회사 텔콘알에프제약 Telcon RF Pharmaceutical, Inc.

대표이사: 김 지 훈 Ji Hoon Kim

주    소: 경기도 용인시 기흥구 공세로 54 (고매동)

54, Gongse-ro, Giheung-gu, Yongin-si, Gyeonggi-do, Republic of Korea

2. 인수인 또는 채권자 Purchaser or Creditor

Emmaus Life Sciences, Inc.

CEO: Dr. Yutaka Niihara

미합중국 21250 Hawthorne Blvd. Suite 800 Torrance, CA 90503, USA

발행회사와 인수인은 주식회사 텔콘알에프제약 제15회 무기명식 이권부 무보증 사모 전환사채(이하 “본건 전환사채”)에 대해 본건 전환사채 인수계약서(이하 “인수계약서”)를 2020년 10월16일 체결하였다.

The Convertible Bond Purchase Agreement (hereinafter “purchase agreement”) is executed on October 16, 2020 between the issuer and the purchaser as for 15th Bearer-type Interest Purchase Agreement for Unsecured Private Equity Convertible Bond (hereinafter “convertible bond”) issued by Telcon RF Pharmaceutical, Inc.

이와 관련하여 다음과 같이 매도청구권(Call Option-콜옵션) 계약(이하 “본 계약”)을 체결하고 이를 성실히 이행하기로 한다. 본계약에 별도로 언급되지 않은 사항에 대하여는 인수계약의 계약의 내용이 우선하며, 본계약은 적법하게 인수계약의 일부로서 구성된다.

In this regard, the parties agree to execute this agreement faithfully as follows. For matters not otherwise stated in this agreement, the purchase agreement shall prevail, and this agreement is legally treated as a part of the purchase agreement.

제1조 매도청구권(Call Option)에 관한 사항 Article 1 Right to Sell (Call Option)

본 사채의 발행회사는 사채권자로 하여금 발행회사 또는 발행회사가 지정하는 자(이하 “콜옵션

행사권자”)에게 본 사채의 최초 권면총액 금 삼백억원(30,000,000,000원)의 50% 한도 내에서 발행일로부터 1년이 되는 날부터 만기일 1개월 전(2021년 10월 16일부터 2030년 09월 16일)까지 권면금액으로 매도할 것을 청구할 수 있다.

또한, 본 사채를 제3자에게 양도할 경우 발행회사 및 발행회사가 지정하는 자의 콜옵션 행사를 보장하는 방법으로 양도해야 하며, 콜옵션 청구기간 중 콜옵션과 본 인수계약 제6조 제11항의 조기상환청구권이 동시에 행사 청구되는 경우 콜옵션이 우선한다.

The issuer of this bond may ask the issuer or a person designated by the issuer (hereinafter “call option exerciser”) to purchase up to a total of 30 billion won (30,000,000,000 won) of the convertible bond from the purchaser. The right to sell is limited up to 50% of the principal amount at the face value from one year after the issue date to one month before the maturity date (from October 16, 2021 to September 16, 2030).

In addition, if the convertible bond is transferred to a third party, it must be transferred in a way that guarantees the exercise of the call option by the issuer and the person designated by the issuer. During the call option claim period, if the right to claim early redemption is simultaneously exercised under Paragraph 11 of Article 6 on the purchase agreement, the call option takes precedence.

상기와 같이 본계약이 성립함을 증명하기 위하여 본계약서2부를 작성하여 각자 서명 또는 기명 날인한 후 각1부씩 보관한다.

This agreement is distributed in two copies, one each to each party. The corporate seals or official signatures shall authenticate the agreement.

 2020년 9 월 28일

발행회사   주식회사 텔콘알에프제약

경기도 용인시 기흥구 공세로 54 (고매동)

김 지 훈

인수인     Emmaus Life Sciences Inc.

21250 Hawthorne Blvd. Suite 800 Torrance, CA 90503, USA

Yutaka Niihara

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